UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

March 31, 2015

Date of Report (Date of earliest event reported)

THE RUBICON PROJECT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36384	20-8881738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12181 Bluff Creek Drive, 4th Floor

Los Angeles, CA 90094

(Address of principal executive offices, including zip code)

(310) 207-0272

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2015, The Rubicon Project, Inc. (“Rubicon Project” or the “Company”) entered into an Arrangement Agreement (the “Arrangement Agreement”) with Chango Inc. (“Chango”), 2459502 Ontario Inc., an indirect wholly owned subsidiary of the Company (“Sub”), the Supporting Shareholders (as defined in the Arrangement Agreement), Fortis Advisors LLC, as the Securityholder Representative (as defined in the Arrangement Agreement), and certain persons delivering joinder agreements therewith. The Arrangement Agreement provides, among other things, for an arrangement under the provisions of Section 182 of the Business Corporations Act (Ontario) pursuant to which Sub will acquire all of the issued and outstanding equity interests of Chango in accordance with a court-approved statutory plan of arrangement (the “Arrangement”), with the result that Chango will become an indirect, wholly owned subsidiary of Rubicon Project. The consummation of the Arrangement is subject to approval by the Ontario Superior Court of Justice (Commercial List) (the “Court”) and other customary closing conditions described further below.

Total consideration for the acquisition is expected to be approximately $122 million, which assumes full attainment of the earnout and the issuance by Rubicon Project of incentive equity awards to continuing Chango employees, each as further described below. At the closing, Rubicon Project will issue or cause to be issued to the holders of outstanding shares in the capital of Chango (the “Holders”) shares of Rubicon Project common stock having an aggregate estimated value of approximately $85 million, and to continuing Chango employees incentive equity awards having an estimated aggregate value of approximately $6 million. The Company will also use cash, currently estimated to be approximately $9 million, to repay Chango’s outstanding indebtedness and pay Chango’s unpaid transaction expenses. Because of the working capital and other adjustments contained in the Arrangement Agreement, the actual value of closing shares and incentive equity awards issued and cash used could vary if, for example, not all holders of vested Chango stock options elect to exercise their vested options prior to the closing, Chango has more assets at closing than expected, Chango has more debt at closing than expected, or the Company’s share price increases significantly prior to closing.

Approximately $14.0 million of the Rubicon Project common stock to be issued at closing will be escrowed, $12.0 million of which to serve as a source of payment of any indemnification obligations of the Holders, and the balance consisting of purchase consideration payable to Chris Sukornyk, Chango’s Founder and Chief Executive Officer, if he remains employed by Rubicon Project (or one of its affiliates) on the first anniversary of the closing.

In addition to the shares to be issued at closing, the Arrangement Agreement contemplates the issuance as an earnout of up to approximately $22 million of Rubicon Project common stock based upon Chango’s performance against certain agreed-upon operating objectives for the year ending December 31, 2015.

The value used to determine the number of shares issued at closing will be a dollar amount per share equal to the higher of (i) the volume-weighted-average trading prices of shares of Rubicon Project common stock on the NYSE for the 25 consecutive trading days ending on (and including) the trading day that is one day prior to the Closing Date and (ii) $18.77 (such higher amount, the “Average Price”). The value used to determine the number of earnout shares issued will be a dollar amount per share equal to the higher of (i) the volume-weighted-average trading prices of shares of Rubicon Project common stock on the NYSE for the ten consecutive trading days ending on (and including) the trading day that is one day prior to December 31, 2015 and (ii) the Average Price.

Assuming the value used for both issuances is $18.77, the earnout is paid in full, all holders of vested Chango stock options exercise their options prior to the closing, and Chango has final debt, transaction expenses and working capital at anticipated levels, then the closing and earnout shares, together with the incentive equity awards issued to continuing employees, would total approximately six million shares of Rubicon Project common stock in the aggregate. Factors that would tend to cause the actual number of shares issued to be lower than estimated include a volume-weighted-average price for Rubicon Project stock at the time of issuance of either the closing or earnout shares greater than $18.77, Chango’s failure to earn all earnout shares, and Chango’s pre-closing incurrence of indebtedness or transaction expenses in excess of current estimates. In addition, the number of shares issued would tend to be higher or lower than estimated if Chango’s final working capital is above or below anticipated levels, respectively. The shares issued at closing and any shares issued as a result of the earnout will be subject to lock-up provisions and will be released in quarterly installments after issuance.

The Arrangement Agreement provides that any vested and unvested Chango stock options that are outstanding at the closing (including any stock options that become vested in connection with the Arrangement) will be assumed by the Company and converted into options to purchase shares of the Company’s common stock using an exchange ratio based on the Average Price. The Company also plans to issue new employment-based restricted stock units to Chango employees. Assuming all vested Chango stock options are exercised by their holders before closing, the total number of shares covered by these employment awards is estimated to be approximately 380,000. The actual number will depend upon, among other things, how many vested Chango options are exercised, the fair market value of the Company’s stock at the time of issuance of the awards, and the final exchange ratio of Rubicon Project shares for Chango shares.

The Arrangement Agreement includes customary representations, warranties and covenants of the parties. The Holders have agreed to indemnify Rubicon Project for breaches of representations and warranties, breaches of covenants and certain other matters. The indemnification provided by the Holders is subject to certain limitations, depending upon the nature of the claim.

The Arrangement, which is expected to close in the second calendar quarter of 2015, is subject to customary closing conditions, including (i) Chango obtaining an interim order from the Court providing for the calling and holding of the Chango shareholder meeting and certain other procedural matters; (ii) approval by not less than two-thirds of the holders of each class of shares in the capital of Chango, voting separately; (iii) the Court issuing a final order approving the Arrangement, including the fairness of its terms and conditions to all persons entitled to receive shares under the Arrangement (the “Final Order”); (iv) Holders of not more than 5% of Chango’s outstanding shares (on an as converted to common share basis) exercising dissent rights; (v) the receipt of certain third-party approvals; (vi) the receipt of customary debt and transaction expense payoff letters from Chango’s lenders and service providers; (vii) the absence of any change or event that would reasonably be expected to result in a material adverse effect with respect to Chango; and (viii) the accuracy of each party’s representations and warranties and the performance of each party’s covenants. Holders of each class of shares holding in an aggregate a sufficient number of shares to meet the shareholder approval requirements have agreed to vote their shares in favor of the Arrangement.

The Arrangement Agreement may be terminated under certain circumstances, including by the written consent of the parties, by either party if the Arrangement is not consummated by May 31, 2015, by either party if an event occurs that is reasonably likely to have a material adverse effect on the other party, and for certain other reasons.

A copy of the Arrangement Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Arrangement Agreement is qualified in its entirety by reference to the full text of the Arrangement Agreement. The above description has been included to provide investors and security holders with information regarding the terms of the Arrangement Agreement and the Arrangement. It is not intended to provide any other factual information about Rubicon Project, Chango or their respective subsidiaries or affiliates or stockholders. The representations, warranties and covenants contained in the Arrangement Agreement were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to the Arrangement Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants, or any description thereof, may not reflect the actual state of facts or condition of Rubicon Project, Chango, Sub or any of their respective subsidiaries, affiliates, businesses, or stockholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the Arrangement Agreement, which subsequent information may or may not be fully reflected in public disclosures by Rubicon Project. Accordingly, investors should read the representations and warranties in the Arrangement Agreement not in isolation, but in conjunction with the other information about Rubicon Project and its subsidiaries that Rubicon Project includes in reports, statements and other filings it makes with the U.S. Securities and Exchange Commission

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information relating to the earnout consideration contained or incorporated by reference into Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information relating to the Arrangement contained or incorporated by reference into Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Company common shares issued in connection with the Arrangement are expected to be issued in reliance upon an exemption from registration under U.S. federal securities laws provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the Arrangement Agreement, the Court will be advised of the intention to rely on the exemption under Section 3(a)(10), the Company will provide adequate notice of a public hearing that will be open to all persons to whom the securities will be issued, and the Court will be asked to approve the procedural and substantive fairness of the terms and conditions of the Arrangement. The Company anticipates that, if the Arrangement becomes effective under the terms and conditions set forth in the Arrangement Agreement (including receipt of the Final Order from the Court), the Company common shares to be issued pursuant to the Arrangement will be exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof because such Company common shares are to be issued in exchange for bona fide outstanding securities and the terms of such issuance and exchange are to be approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange shall have the right to appear, by the Court.

Item 7.01. Regulation FD Disclosure.

On March 31, 2015, the Company issued a press release announcing the execution of the Arrangement Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release is furnished and not filed, pursuant to Instruction B.2 of Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Arrangement Agreement, dated March 31, 2015, by and among The Rubicon Project, Inc., Chango Inc., 2459502 Ontario Inc., the Supporting Shareholders, Fortis Advisors LLC, as the Securityholder Representative, and certain persons delivering joinder agreements therewith.*

99.1	Press release, dated March 31, 2015 (solely furnished and not filed for purposes of Item 7.01).

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Rubicon Project hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

Forward-Looking Statements

This Current Report on Form 8-K contains statements concerning the timing of the closing of the acquisition and the timing and receipt of applicable shareholder, court and third party approvals, as well as other expectations, plans, goals, objectives, assumptions or information about future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect. In addition to other assumptions identified in this Current Report on Form 8-K, assumptions have been made regarding, among other things, the timing of the closing of the acquisition and the receipt of applicable shareholder, court and third party approvals.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include the risks that the conditions to the acquisition will not be satisfied or the acquisition will not close on the terms or on the timing expected.

The forward-looking statements or information contained in this Current Report on Form 8-K are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RUBICON PROJECT, INC.

Date: March 31, 2015	By:	/s/ Jonathan Feldman
Jonathan Feldman
Deputy General Counsel and Assistant Secretary

Exhibit Index

Exhibit Number	Description

2.1	Arrangement Agreement, dated March 31, 2015, by and among The Rubicon Project, Inc., Chango Inc., 2459502 Ontario Inc., the Supporting Shareholders, Fortis Advisors LLC, as the Securityholder Representative, and certain persons delivering joinder agreements therewith.*

99.1	Press release, dated March 31, 2015 (solely furnished and not filed for purposes of Item 7.01)

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Rubicon Project hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.